DeJoya Griffith & Company, LLC	2580 Anthem Village Drive
Certified Public Accountants and Business	Henderson, NV, 89052
Consultants	Telephone 702-588-5961
Fax 702-588-5979

United States Securities and Exchange Commission

Division of Corporate Finance

450 Fifth Street NW

Washington, DC 20549

Dear Sirs	January 17, 2007

Re: Resignation as Auditor of Rubicon Financial Incorporated.

We have reviewed Item 4 of the Company's report on Form 8-K regarding our resignation as auditor and are in agreement with the disclosures contained therein, as they relate to our firm.

Best Regards,

/s/DeJoya Griffith & Company, LLC
DeJoya Griffith & Company, LLC